Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the registration statement (No. 33-51239) on Form S-8 of our report dated June 20, 2013 appearing in the annual report on Form 11-K of Kelly Retirement Plus for the year ended December 31, 2012.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

June 20, 2013